Exhibit 4.79

AMENDMENT TO INTERCREDITOR AND SUBORDINATION AGREEMENT

This Amendment to Intercreditor and Subordination Agreement (this “Amendment”) is made as of the 26th day of April, 2010 by and among RBS CITIZENS, NATIONAL ASSOCIATION (the “Senior Creditor”), WOODSIDE CAPITAL PARTNERS IV, LLC (“Woodside IV”), WOODSIDE CAPITAL PARTNERS IV QP, LLC (“Woodside IV QP”), WOODSIDE CAPITAL PARTNERS V, LLC, as assignee of Woodlands Commercial Bank (f/k/a Lehman Brothers Commercial Bank) (“Woodside V”), WOODSIDE CAPITAL PARTNERS V QP, LLC, as assignee of Woodlands Commercial Bank (f/k/a Lehman Brother Commercial Bank) (“Woodside V QP”, and together with Woodside IV, Woodside IV QP, and Woodside V, the “Holders”) and WOODSIDE AGENCY SERVICES, LLC as collateral agent for the Holders (the “Collateral Agent”), amends certain provisions of that certain Intercreditor and Subordination Agreement, dated as of November 30, 2007 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), by and among, inter alios the Senior Creditor, the Holders and the Collateral Agent.  Capitalized terms used but not defined herein shall have the same meanings herein as in the Intercreditor Agreement.

WHEREAS, the Senior Creditor, the Holders and the Collateral Agent have agreed to make certain modifications to the Intercreditor Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Amendments to Intercreditor Agreement.

(a)           Section 1 of the Intercreditor Agreement is hereby amended by deleting the definition of the term “Excluded Senior Debt” contained therein and restating it in its entirety as follows:

“Excluded Senior Debt.  Senior Debt consisting of (i) the principal amount of the Senior Debt (inclusive of (A) the aggregate credit exposure associated with services and transactions with respect to hedge agreements and (B) the amount of all obligations in respect of cash management arrangements, including with respect to automatic clearinghouse transactions and controlled disbursement accounts) in excess of the Senior Debt Cap at such time, (ii) any default interest on the Senior Debt in excess of 4%, (iii) any late charges or fees on overdue amounts owing under the Senior Documents, (iv) any additional fees or interest not existing under the Senior Documents as in effect immediately prior to the effectiveness of the Eleventh Amendment to Loan Agreement, including, without limitation, the Borrower Sale Fee and the Borrower Refinancing Fee (as defined in the Eleventh Amendment to Loan Agreement), but expressly excluding, for the avoidance of doubt, the Amendment Fee (as defined in the Eleventh Amendment to Loan Agreement).”

Exhibit 4.79

(b)           Section 1 of the Intercreditor Agreement is hereby amended by deleting the definition of the term “Excluded Subordinated Debt” contained therein and restating it in its entirety as follows:

“Excluded Subordinated Debt.  Subordinated Debt consisting of (i) the principal amount of the Subordinated Debt (inclusive of (A) the aggregate credit exposure associated with services and transactions with respect to hedge agreements and (B) the amount of all obligations in respect of cash management arrangements, including with respect to automatic clearinghouse transactions and controlled disbursement accounts) in excess of the Subordinated Debt Cap at such time, (ii) any default interest on the Subordinated Debt in excess of 3%, (iii) any late charges or fees on overdue amounts owing under the Subordinated Documents or (iv) any additional fees or interest not existing under the Subordinated Documents as in effect immediately prior to the effectiveness of the Eighth Amendment to Subordinated Agreement, including, without limitation, the Exit Fee (as defined in the Woodside Fee Agreement), but expressly excluding, for the avoidance of doubt the Modification Fee (as defined in the Woodside Fee Agreement).”

(c)           Section 1 of the Intercreditor Agreement is hereby amended by adding the following new definitions to such Section in proper alphabetical order:

“Eighth Amendment to Subordinated Agreement.  That certain Amendment No. 8 to Securities Purchase and Loan Agreement, dated as of April 26, 2010, by and among the Collateral Agents, the Subordinating Creditors, the Company and the guarantors party thereto.”

“Eleventh Amendment to Loan Agreement.  That certain Eleventh Amendment to Revolving Line of Credit and Term Loan Agreement, dated as of April 26, 2010, by and among the Senior Creditor, the Company and the guarantors party thereto.”

“Woodside Fee Agreement.  That certain letter agreement regarding fee arrangements in connection with the Eighth Amendment to Subordinated Agreement, dated as of April 26, 2010, by and among the Collateral Agent, the Subordinating Creditors and the Company.”

2.           Effectiveness of this Amendment.  This Amendment shall become effective as of the date first set forth above upon the receipt by the Senior Creditor and the Collateral Agent of (i) a fully-executed copy of this Amendment executed by each of the parties hereto, (ii) a fully-executed copy of the Eighth Amendment to Subordinated Agreement, (iii) a fully-executed copy of the Eleventh Amendment to Loan Agreement and (iv) a fully-executed copy of the Woodside Fee Agreement.

3.           Ratification of Obligations.  Each of the Obligors, the Senior Creditor, the Collateral Agent and each of the Holders hereby ratifies and confirms all of its respective obligations under the Intercreditor Agreement.  Except as otherwise expressly provided for in this Amendment, all of the terms and conditions of the Intercreditor Agreement shall remain in full force and effect without modification or waiver.

4.           Authorization.  By its signature below, each party executing this Amendment hereby represents and warrants to the other parties hereto that such party is duly authorized to execute, deliver and perform its respective obligations under this Amendment and the Intercreditor Agreement, as amended hereby.

Exhibit 4.79

5.           Entire Agreement; Amendments and Waivers.  There are no other understandings, express or implied, between the Senior Creditor, the Collateral Agent or any of the Holders regarding the subject matter hereof.  This Amendment may not be amended or modified, and no provision of this Amendment may be waived, except in accordance with Section 17 of the Intercreditor Agreement.

6.           Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to conflicts of laws principles.

7.           Construction.  Upon and after the effectiveness hereof, each reference in the Intercreditor Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Intercreditor Agreement, shall mean and be a reference to the Intercreditor Agreement as amended hereby.

8.           Counterparts; Delivery by Facsimile or Electronic Mail.  This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail shall be as effective as delivery of a manually executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by facsimile or electronic mail also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

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Exhibit 4.79

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

RBS CITIZENS, NATIONAL ASSOCIATION

By	: /s/ Robert Barnhard
Name: Robert Barnhard
Title: Senior Vice President

Exhibit 4.79

WOODSIDE CAPITAL PARTNERS IV, LLC, as a Holder

By:	Woodside Opportunity Partners, LLC, its Manager
By:	Woodside Capital Management, LLC, its Manager

By:	/s/ Scott Schooley
Name: Scott Schooley
Title: Manager

WOODSIDE CAPITAL PARTNERS IV QP, LLC, as a Holder

By:	Woodside Opportunity Partners, LLC, its Manager
By:	Woodside Capital Management, LLC, its Manager

By	: /s/ Scott Schooley
Name: Scott Schooley
Title: Manager

WOODSIDE CAPITAL PARTNERS V, LLC, as a Holder

By:	Woodside Opportunity Partners II, LLC, its Manager
By:	Woodside Capital Management, LLC, its Manager

By:	/s/ Scott Schooley
Name: Scott Schooley
Title: Manager

WOODSIDE CAPITAL PARTNERS V QP, LLC, as a Holder

By:	Woodside Opportunity Partners II, LLC, its Manager
By:	Woodside Capital Management, LLC, its Manager

By	:/s/ Scott Schooley
Name: Scott Schooley
Title: Manager

WOODSIDE AGENCY SERVICES, LLC, as Collateral Agent

By:	Woodside Capital Management, LLC, its Manager

By:	/s/ Scott Schooley
Name: Scott Schooley
Title: Manager

Exhibit 4.79

Obligors’ Acknowledgement

Each of the undersigned Obligors hereby acknowledges the foregoing terms and provisions.  Each of the undersigned Obligors further acknowledges that although it may sign this Amendment it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Amendment.

NATIONAL INVESTMENT MANAGERS, INC.

By	: /s/ Steven J. Ross
Name: Steven J. Ross
Title: CEO

[Additional signatures on following page]

Exhibit 4.79

ABR ADVISORS, INC.
ALAN N. KANTER & ASSOCIATES, INC.
ALASKA PENSION SERVICES, LTD.
ASSET PRESERVATION CORP.
BENEFIT DYNAMICS, INC.
BENEFIT MANAGEMENT INC.
BPI/PPA, INC.
CALIFORNIA INVESTMENT ANNUITY SALES, INC.
CIRCLE PENSION, INC.
COMPLETE INVESTMENT MANAGEMENT, INC. OF PHILADELPHIA
HADDON STRATEGIC ALLIANCES, INC.
LAMORIELLO & CO., INC.
NATIONAL ACTUARIAL PENSION SERVICES, INC.
NATIONAL ASSOCIATES, INC., N.W.
PENSION ADMINISTRATION SERVICES, INC.
PENSION TECHNICAL SERVICES, INC.
(d/b/a REPTECH CORP.)
PENTEC, INC.
PENTEC CAPITAL MANAGEMENT, INC.
SOUTHEASTERN PENSION SERVICES, INC.
STEPHEN H. ROSEN & ASSOCIATES, INC.
THE PENSION ALLIANCE, INC.
THE PENSION GROUP, INC.
VEBA ADMINISTRATORS, INC.
VALLEY FORGE ENTERPRISES, LTD.
V.F. ASSOCIATES, INC.
VF INVESTMENT SERVICES CORP.
VALLEY FORGE CONSULTING CORPORATION

By	:/s/ Steven J. Ross
Name: Steven J. Ross
Title: CEO